FORM OF

NOTICE OF GUARANTEED DELIVERY

FOR

RIGHTS CERTIFICATES

ISSUED BY

PATRICK INDUSTRIES, INC.

This form, or one substantially equivalent hereto (the “Notice”), may be used in connection with the guaranteed delivery procedures available in the exercise of subscription rights pursuant to the rights offering (the “Right(s)”) described in the prospectus dated _____________, 2008 (the “Prospectus”) of Patrick Industries, Inc., an Indiana corporation (the “Patrick”), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the Subscription Agent listed below (the “Subscription Agent”) by 5:00 p.m., New York City time, on _____________, 2008, unless such time is extended by Patrick as described in the Prospectus (as such date may be extended, the “Expiration Date”). Such form must be delivered by hand or sent by facsimile transmission, first-class mail, express mail, or overnight courier to the Subscription Agent, and must be received by the Subscription Agent by 5:00 p.m., New York City time, on the Expiration Date. See “The Rights Offering—Guaranteed Delivery Procedures” in the Prospectus.

As described in the Prospectus, each holder of Rights will receive one Right for each share of Patrick common stock owned of record as of the close of business on _____________, 2008 (the “Record Date”). Each Right will allow the holder to subscribe for 0.222131 of a share of common stock (the “Subscription Privilege”) at the cash price of $11.25 per whole share (the “Subscription Price”). If this Notice is used, (i) a properly completed and executed Rights Certificate, with any required signature guarantees, and (ii) payment of the Subscription Price of $11.25 per share of Patrick’s common stock subscribed for upon exercise of such Rights, must be received by the Subscription Agent in the manner specified in the Prospectus by 5:00 p.m., New York City time, on the third business day after the Expiration Date.

The Subscription Agent is:

National City Bank

By First Class Mail Only: National City Bank c/o The Colbent Corp. P.O. Box 859208 Braintree, Massachusetts 02185-9208	By Hand, Express Mail or Overnight Courier: National City Bank c/o The Colbent Corp. 161 Bay State Drive Braintree, Massachusetts 02184

By Facsimile: (781) 930-4942

Telephone Number for Confirmation: (781) 930-4900.

Telephone Number and Email Address for Information:

Call National City Shareholders Communication at 800-622-6757 or send an email to

shareholder.inquiries@nationalcity.com.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing a total of __________ Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent by 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise such Right(s) to subscribe for __________ share(s) of Patrick’s common stock.

The undersigned understands that a properly completed and executed Rights Certificate(s), with any required signature guarantees, must be received by the Subscription Agent at or prior to 5:00 p.m., New York City time, on the third business day after the date of the Notice of Guaranteed Delivery. The undersigned further understands that payment in U.S. dollars of the Subscription Price of $11.25 per share for each share of Patrick’s common stock subscribed for must be received by the Subscription Agent by 5:00 p.m., New York City time, on the third business day after the Expiration Date and represents that such payment, in the aggregate amount of $ __________, either (check appropriate box):

	is being delivered to the Subscription Agent herewith

or

	has been or will be delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto)
	Wire transfer of funds

Name of transferor institution:_________________________________________________

Date of transfer:_________________________________________________________

Confirmation number (if available):_____________________________________________



Uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the third business day after the Expiration Date to ensure that such payment clears by such date)

	Certified check
	Bank draft (cashier’s check)
	Money order

Name of maker:________________________________________________________

Date of check, draft or money order:____________________________________________

Check, draft or money order number:____________________________________________

Bank on which check is drawn or issuer of money order:____________________________

The undersigned hereby agrees that if the undersigned fails to pay in full for the shares for which the undersigned has subscribed, Patrick may exercise its legal remedies.

Signature(s):____________________________________	Address:_____________________________________
_______________________________________________	____________________________________________
Name(s):______________________________________	Area Code and Tel. No(s).:______________________
________________________________________________	____________________________________________
(Please type or print)

Rights Certificate Control No(s). (if available):__________________________________________________

GUARANTEE OF DELIVERY

(Not To Be Used For Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority (formerly National Association of Securities Dealers, Inc.), or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature medallion program, pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, together with payment in full for each share of Patrick’s common stock subscribed for, all by 5:00 p.m. on the third business day after the Expiration Date.

Dated: __________, 2008

____________________________________________	________________________________________________
(Address)	(Name of Firm)

____________________________________________	________________________________________________
(Area Code and Telephone Number)	(Authorized Signature)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must ensure delivery of the Rights Certificate(s) and payment in full of the applicable Subscription Price to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.

3